Exhibit 10.5

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of February 26, 2003, made by SuperGen, Inc., a Delaware corporation (the “Pledgor”), in favor of the investors set forth on the Collateral Schedule attached hereto, each with respect to the collateral pledged to it hereunder (each, a “Pledgee”, and collectively, the “Pledgees”).

WHEREAS:

A.            The Pledgor and the Pledgees are parties to a Securities Purchase Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the “Securities Purchase Agreement”);

B.            Pursuant to the Securities Purchase Agreement, the Pledgees, severally but not jointly, have agreed to purchase certain senior exchangeable convertible notes (the “Notes”) from the Pledgor, which, among other things, are exchangeable by each Pledgee for up to an aggregate number of shares (collectively, the “AVII Shares”) of the common stock, par value $.0001 per share, of AVI BioPharma, Inc. (“AVII”), set forth opposite such Pledgee’s name on the Collateral Schedule attached hereto; and

C.            It is a condition precedent to the purchase of the Notes by the Pledgees pursuant to the Securities Purchase Agreement that the Pledgor shall have executed and delivered to the Pledgees a pledge agreement providing for the pledge to the Pledgees of, and the grant to the Pledgees of a security interest in, the AVII Shares pledged to each Pledgee as specified in the Collateral Schedule attached hereto (collectively, the “Pledged Shares”);

NOW, THEREFORE, in consideration of the premises and the agreements herein contained and in order to induce the Pledgees to enter into the Securities Purchase Agreement, the Pledgor hereby agrees with the Pledgees as follows:

SECTION 1.  Definitions.  All terms used in this Agreement which are defined in the Securities Purchase Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the “UCC”) currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Pledgees may otherwise determine.

SECTION 2.  Pledge and Grant of Security Interest.  As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to each Pledgee, and grants to each Pledgee a continuing security interest in, the Pledgor’s right, title and interest in and to such Pledgee’s Pledged Shares, the certificates representing such Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, all right, title and interest in the Accounts (the “Accounts”) referred to in the Securities Account Control Agreement (the “Securities Account Control Agreement”), dated as of the date hereof, among the Pledgor, Pledgees and Mellon Investors Services LLC, as Custodian (the “Custodian”), all financial assets held therein or credited thereto and all security entitlements in respect thereof and all proceeds of any of the foregoing, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Pledged Collateral”).

SECTION 3.  Security for Obligations.  The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a)           the prompt payment by the Pledgor to each Pledgee, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of interest, principal and other charges of the Notes and the other Transaction Documents (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Pledgor whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such case, proceeding or other action), all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due to the Pledgees under the Transaction Documents; and

(b)           the delivery to each Pledgee of its Pledged Shares upon exchange, in connection with any Company Exchange or otherwise pursuant to the terms of such Pledgee’s Note.

SECTION 4.  Delivery of the Pledged Collateral.

(a)           A certificate or certificates, bearing applicable securities law legends, currently representing each Pledgee’s Pledged Shares shall be delivered to the custodian under that certain Securities Account Control Agreement, dated as of the date hereof, among the Pledgor, the Pledgees and Mellon Investors Services LLC, as custodian (the “Custodian”) (the “Securities Account Control Agreement”), for deposit into the Accounts (as defined therein) concurrently with or prior to the execution and delivery of this Agreement.  In connection with the foregoing, the Pledgor shall take all actions necessary, including causing the issuance of any necessary legal opinions, to cause AVII to issue the Pledged Shares in the name of the Custodian, on behalf of the Pledgees, or payable to or to the order of, the Custodian or (ii) endorsed to the order of the Custodian or in blank.  All other promissory notes, certificates and instruments constituting Pledged Collateral from time to time shall be delivered to the Custodian in accordance with the Securities Account Control Agreement for deposit into the Accounts promptly upon the receipt thereof by or on behalf of the Pledgor.  All such promissory notes, certificates and instruments shall be held on behalf of the Pledgees pursuant to the Securities Account Control Agreement, and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Pledgees.  If any Pledged Collateral consists of uncertificated securities, the Pledgor shall cause the

Custodian, on behalf of the Pledgees, to become the registered holder thereof, or, to the extent practicable, cause AVII to agree that it will comply with instructions originated by the Custodian, on behalf of the Pledgees, with respect to such securities without further consent by the Pledgor.  If any Pledged Collateral consists of security entitlements, the Pledgor shall transfer such security entitlements to the Custodian, on behalf of the Pledgees.  The Pledgor further agrees to execute such other documents and to take such other actions as the Custodian or any Pledgee deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Custodian and each Pledgee to exercise any of its rights and remedies hereunder.

(b)           If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends or interest payable in cash or in securities or other property, (iv) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (v) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or (vi) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, such stock certificate, promissory note, instrument, option, right, property, payment or distribution constituting Pledged Collateral shall be, and shall forthwith be delivered to the Custodian in accordance with the Securities Account Control Agreement for deposit pro rata into the Accounts to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgees, shall be segregated from the Pledgor’s other property and shall be delivered forthwith to the Custodian in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be deposited in the Accounts and held by the Custodian for the benefit of the Pledgees as Pledged Collateral and as further collateral security for the Obligations.

SECTION 5.  Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)           The execution, delivery and performance by the Pledgor of this Agreement and the exercise by the Custodian or the Pledgees of any of their rights and remedies in accordance with the terms of this Agreement and applicable securities laws will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of its properties and do not and will not result in or require the creation of any Lien upon or with respect to any of its properties other than pursuant to this Agreement.

(b)           The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option except for the security interest created by this Agreement.

(c)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or the exercise by the Custodian or the Pledgees of any of their rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally, including any foreclosure procedures pursuant to the securities laws.

(d)           This Agreement creates a valid security interest in favor of the Pledgees in the Pledged Collateral, as security for the Obligations.  Each Pledgee having control of the Accounts containing one or more certificates representing Pledgee’s Pledged Shares and all other certificated securities, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral.  If any Pledged Collateral consists of uncertificated securities, each Pledgee’s security interest therein will be perfected upon the transfer of such securities to the Custodian, on behalf of the Pledgees, or upon the agreement of AVII that it will comply with written instructions originated by the Custodian or the Pledgees with respect to such securities without further consent by the Pledgor.  Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest.  All action necessary to perfect and protect such security interest has been duly taken, except for the Custodian or each Pledgee’s having possession of certificated securities, instruments and cash constituting Pledged Collateral after the date hereof and obtaining control of uncertificated securities and security entitlements constituting Pledged Collateral after the date hereof.

SECTION 6.  Covenants as to the Pledged Collateral.  So long as any of the Obligations shall remain outstanding, the Pledgor will, unless each Pledgee shall otherwise consent in writing:

(a)           keep adequate records concerning the Pledged Collateral and permit each Pledgee or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from such records;

(b)           at its expense, promptly deliver to the Pledgees a copy of each notice or other communication received by it in respect of the Pledged Collateral;

(c)           at its expense, defend each Pledgee’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d)           at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that any Pledgee may request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Custodian or the Pledgees to exercise and enforce their rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement;

(e)           not sell, assign (by operation of law or otherwise), transfer, exchange or otherwise dispose of any Pledged Collateral or any interest therein;

(f)            not create or suffer to exist any Lien upon or with respect to any Pledged Collateral except for the security interest created hereby;

(g)           not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto;

(h)           not take or fail to take any action which would in any manner impair the value or enforceability of each Pledgee’s security interest in and Lien on any Pledged Collateral;

(i)            in the event that, and as soon as, the Pledged Shares become eligible for resale by the Pledgor pursuant to Rule 144(k), the Pledgor shall cause, at its expense, its legal counsel to issue an opinion (provided that the legal and factual criteria that are reasonably required for issuing such an opinion are present in the transaction) addressed to AVII and AVII’s transfer agent providing that such Pledged Shares can be reissued without legends or any other restriction on the transfer thereof and shall take all other necessary action to cause the Pledged Shares held by the Custodian to so be reissued to the Custodian, on behalf of the Pledgees, without any such legend or restriction; and

(j)            in the event that the provisions of Section 6(i) are not applicable and the Custodian or any Pledgee exercises its rights under any of the Transaction Documents as to any of such Pledgee’s Pledged Shares in compliance with applicable securities laws, the Pledgor shall cause, at its expense, its legal counsel to issue an opinion (provided that the legal and factual criteria that are reasonably required for issuing such an opinion are present in the transaction) addressed to AVII and AVII’s transfer agent providing that such Pledged Shares can be reissued without legends or any other restriction on the transfer thereof.

SECTION 7.  Voting Rights, Etc. in Respect of the Pledged Collateral.

(a)           So long as no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing:

(i)            the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of the Transaction Documents; and

(ii)           the Custodian and each Pledgee, as necessary, will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof.

(b)           Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default:

(i)            all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested pro rata in the Pledgees which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii)           without limiting the generality of the foregoing, each Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of such Pledgee’s Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of such Pledgee’s Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of AVII, or upon the exercise by AVII of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine.

SECTION 8.  Additional Provisions Concerning the Pledged Collateral.

(a)           The Pledgor hereby authorizes each Pledgee to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

(b)           The Pledgor hereby irrevocably appoints each Pledgee the Pledgor’s attorney-in-fact and proxy, with full authority, exercisable only during the existence of an Event of Default or otherwise in accordance with this Agreement, in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in such Pledgee’s discretion, to take any action and to execute any instrument which such Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of any of such Pledgee’s Pledged Collateral and to give full discharge for the same.  This power is coupled with an interest and is irrevocable until all of the Obligations are satisfied in full.

(c)           If the Pledgor fails to perform any agreement or obligation contained herein, each Pledgee itself may perform, or cause performance of, such agreement or obligation with respect to such Pledgee’s Pledged Collateral, and the expenses of such Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

(d)           Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and as otherwise provided under Section 9-207 of the

UCC, the Custodian and each Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for such Pledgee’s Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor.  The Custodian and each Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Custodian or such Pledgee accords its own property, it being understood that the Custodian and such Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Custodian or the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e)           Each Pledgee may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Pledgee or any of its nominees, any or all of such Pledgee’s Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 9.  Remedies Upon Default.  If any Event of Default shall have occurred and be continuing:

(a)           Each Pledgee may exercise in respect of such Pledgee’s Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the UCC then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell such Pledgee’s Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as are commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  No Pledgee shall be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given.  Such Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           In the event that any Pledgee determines to exercise its right to sell all or any part of such Pledgee’s Pledged Collateral pursuant to Section 9(a) hereof, the Pledgor will, at the Pledgor’s expense and upon request by such Pledgee: (i) execute and deliver, and use its best efforts to cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of such Pledgee, advisable to allow such Pledgee to receive the Pledgee’s Pledged Collateral in a form that will allow such Pledgee to dispose of such Pledged Collateral without any restriction, including, if necessary, to avail itself of the Registration Statements, including, if necessary, by causing any such Registration Statement or any prospectus contained in any such Registration Statement to be amended or supplemented to substitute such Pledgee in place of the Pledgor or otherwise and by causing the issuance of any necessary legal opinions to allow the transfer of such Pledgee’s Pledged Collateral to such Pledgee, all of the foregoing which, in the opinion of such Pledgee, are necessary or advisable, and all in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC applicable thereto, (ii) if necessary, cause each issuer of any Pledged Collateral to qualify such Pledged Collateral under the state securities or “Blue Sky” laws of each necessary jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by such Pledgee, (iii) use its best efforts to cause AVII to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the 1933 Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law.  The Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Pledgees by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if the Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of each Pledgee’s Pledged Collateral on the date such Pledgee demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release the Pledgor from any of its obligations under any provision of the Transaction Documents.

(c)           Notwithstanding the provisions of Section 9(b) hereof, the Pledgor recognizes that any Pledgee may deem it impracticable to effect a public sale of all or any part of such Pledgee’s Pledged Collateral and that such Pledgee may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, in the case of securities, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the applicable Pledgee shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the 1933 Act.  The Pledgor further acknowledges and agrees that any offer to sell any such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of The City of New York (to the extent that such an offer may be so advertised without prior registration under the 1933 Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the 1933 Act, and that a Pledgee may, in such event, bid for the purchase of such Pledged Collateral.

(d)           Any cash held by any Pledgee (or in the Accounts) as Pledged Collateral and all cash proceeds received by any Pledgee (or the Custodian for the deposit in the Accounts) in respect of any sale of, collection from, or other realization upon, all or any part of such Pledgee’s Pledged Collateral may, in the discretion of such Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 10 hereof) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect.  Any surplus of such cash or cash proceeds held by a Pledgee and remaining after payment in full of all of the Obligations owed to such Pledgee shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

(e)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the applicable Pledgee is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in such Pledgee’s Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by such Pledgee to collect such deficiency.

SECTION 10.  Indemnity and Expenses.

(a)           The Pledgor agrees to indemnify and hold harmless each Pledgee and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, reasonable attorney’s  fees and disbursements) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified Person, claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct, and except to the extent that such claims, losses or liabilities result from failure of such indemnified Persons to comply with applicable securities laws, in each case as determined by a final judgment of a court of competent jurisdiction.

(b)           The Pledgor will pay to the Custodian and each Pledgee upon demand the amount of any and all costs and expenses, including the fees and disbursements of the Custodian and such Pledgee’s counsel and of any experts and agents, which the Custodian or such Pledgee may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Custodian or such Pledgee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 11.  Notices.  Whenever notice is required to be given under this Agreement, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

SECTION 12.  Security Interest Absolute.  To the extent permitted by law, all rights of the Custodian, the Pledgees and the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations.  All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 13.  Miscellaneous.

(a)           No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and Pledgees with rights to a majority of the Pledged Shares then held by or on behalf of all Pledgees, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgees with rights to a majority of the Pledged Shares then held by or on behalf of all Pledgees, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No failure on the part of the Custodian or any Pledgee to exercise, and no delay in exercising, any right hereunder or under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Custodian and the Pledgees provided herein and in the Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Custodian and the Pledgees under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Custodian or a Pledgee to exercise any of its rights under any other document against such party or against any other Person.

(c)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)           This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the satisfaction in full or release of the Obligations and (ii) be binding on the Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Pledgees hereunder, to the benefit of the Pledgees and their respective successors, transferees and assigns; provided that no such transfer or assignment shall be valid if it is in violation of applicable securities laws.  Without limiting the generality of clause (ii) of the immediately preceding sentence, subject to compliance with applicable securities laws, any Pledgee may assign or otherwise transfer all or any portion of the Notes, and its rights under the Transaction Documents, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such Pledgee herein or otherwise unless such benefit is unavailable under applicable law.  Upon any such permitted assignment or transfer, all references in this Agreement to a Pledgee shall mean the assignee of such Pledgee.  None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgees holding a majority of the Pledged Shares then held by all Pledgees.

(e)           Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral, if any shall be remaining, shall revert to the Pledgor, and (ii) the Custodian and the Pledgees will, upon the Pledgor’s request and at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of, dealt with or applied pursuant to the terms hereof and of the Transaction Documents and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f)            All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed as of the date first written above.

SUPERGEN, INC.

By:	/s/ JOSEPH RUBINFELD
Name: Joseph Rubinfeld
Title: President/Chief Executive Officer

COLLATERAL SCHEDULE

TO

PLEDGE AGREEMENT

Pledged Shares

Name of Pledgee	Number of Pledged Shares	Class

Smithfield Fiduciary LLC.	1,332,601	Common Stock

Omicron Master Trust	526,841	Common Stock

Mainfield Enterprises Inc.	495,851	Common Stock

Cranshire Capital L.P.	154,954	Common Stock

OTAPE LLC	123,964	Common Stock